Exhibit 15.1

December 13, 2004

Comstock Resources, Inc.
5300 Town & Country Boulevard
Suite 500
Frisco, Texas 75034

Shareholders and Board of Directors
Comstock Resources, Inc.

We are aware of the incorporation by reference in the Registration Statement (Nos. 33-20981, 33-88962, 333-111237 and 333-112100) of Comstock Resources, Inc. of our report dated November 8, 2004 relating to the unaudited consolidated interim financial statements of Comstock Resources, Inc. that are included in its Form 10-Q for the quarter ended September 30, 2004.

/s/ Ernst & Young LLP

Dallas, Texas